Exhibit 5.1

September 19, 2025

CEA Industries Inc.
385 South Pierce Avenue, Suite C
Louisville, Colorado 80027

Ladies and Gentlemen:

We have acted as special Nevada counsel for CEA Industries Inc., a Nevada corporation (the “Company’’), in connection with (a) the primary issuance by the Company of 64,186,195 shares of Common Stock underlying the Warrants (as defined below) and (b) the Company’s registration of the resale, from time to time, of the following Securities by the selling stockholders listed under “Selling Stockholders” pursuant to a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), as originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof: (i) 41,754,478 shares (the “PIPE Shares”) of common stock, par value $0.00001 per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,750,510 shares of Common Stock with an exercise price per share equal to $0.00001, (iii) 7,750,510 shares of Common Stock underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Strategic Advisor Warrants”) to purchase up to 5,940,598 shares of Common Stock with an exercise price per share equal to $0.00001, (v) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”), (vi) warrants (the “Asset Manager Warrants”) to purchase up to 990,099 shares of Common Stock with an exercise price per share equal to $10.23, (vii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants (the “Asset Manager Warrant Shares”), (viii) warrants (the “Stapled Warrants,” and together with the Pre-Funded Warrants, the Strategic Advisor Warrants, and the Asset Manager Warrants, the “Warrants”) to purchase up to 49,504,988 shares of Common Stock with an exercise price per share equal to $15.15, and (ix) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants (the “Stapled Warrant Shares”, and together with the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, Strategic Advisor Warrant Shares, Asset Manager Warrants, Asset Manager Warrant Shares, and Stapled Warrants, the “Securities.”

In acting as special Nevada counsel for the Company and arriving at the opinion expressed below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including the Registration Statement, resolutions adopted by the Board of Directors of the Company pertaining to the Registration Statement, the Articles of Incorporation and Bylaws of the Company, each as amended and in effect on the date hereof, the securities purchase agreements by and among the Company and the purchasers party thereto (the “Purchasers”), dated as of July 28, 2025 (the “Securities Purchase Agreements”); the Warrants; the Registration Rights Agreement by and among the Company and the Purchasers, dated as of July 28, 2025, as amended; and the Current Reports on Form 8-K as filed by the Company with the SEC on July 28, 2025 as amended, August 1, 2025, August 8, 2025, and September 9, 2025. We also have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate. We have assumed that the Securities Purchase Agreements have been duly authorized, executed and delivered and are binding upon and enforceable against all parties to the Securities Purchase Agreements.

As to questions of fact relevant to this opinion, without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party as to factual matters in the Securities Purchase Agreements and have relied upon certificates of officers of the Company and written statements of certain public officials.

Based upon and subject to the foregoing, and the qualifications and limitations set forth below, it is our opinion that (i) the PIPE Shares have been duly authorized and are validly issued, fully paid, and nonassessable, (ii) the Pre-Funded Warrants have been duly authorized and are validly issued and the Pre-Funded Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Pre-Funded Warrants, including payment of the consideration for the Pre-Funded Warrant Shares specified in the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable, (iii) the Strategic Advisor Warrants have been duly authorized and are validly issued and the Strategic Advisor Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Strategic Advisor Warrants, including payment of the consideration for the Strategic Advisor Warrant Shares specified in the Strategic Advisor Warrants, the Strategic Advisor Warrant Shares will be validly issued, fully paid and non-assessable, (iv) the Asset Manager Warrants have been duly authorized and are validly issued and the Asset Manager Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Asset Manager Warrants, including payment of the consideration for the Asset Manager Warrant Shares specified in the Asset Manager Warrants, the Asset Manager Warrant Shares will be validly issued, fully paid and non-assessable, and (v) the Stapled Warrants have been duly authorized and are validly issued and the Stapled Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Stapled Warrants, including payment of the consideration for the Stapled Warrant Shares specified in the Stapled Warrants, the Stapled Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to Chapter 78 of the Nevada Revised Statutes and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

This opinion letter has been prepared for your use in connection with the Company’s registration of the resale of the Securities. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP

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